                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the Commis-
                                            sion Only (as permitted by Rule 14a-
                                            6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


            VAN KAMPEN TAX FREE MONEY FUND                (811-04718)


         (Name of Registrant as Specified in Its Declaration of Trust)



Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ] Fee paid previously with preliminary materials.

                               --  APRIL 2004  --
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                                IMPORTANT NOTICE
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                             TO VAN KAMPEN TAX FREE
                            MONEY FUND SHAREHOLDERS
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                                                             QUESTIONS & ANSWERS

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Although we recommend that you read the complete Proxy Statement, we have provided for your convenience a brief overview of the issue to be voted on.
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Q      WHY AM I RECEIVING THIS
       PROXY STATEMENT?
A      The purpose of this Proxy
Statement is to seek shareholder approval of a plan of liquidation and dissolution for your Fund.
Q      HOW WILL APPROVAL OF THIS
       PROPOSAL AFFECT MY ACCOUNT?

A      If the proposal to liquidate
and dissolve the Fund is approved, the Fund's assets will be liquidated and the proceeds will be distributed to Fund shareholders. Shareholders will receive such distributions in cash. Liquidating distributions will not be subject to any sales charges. Shareholders should carefully read and consider the discussion of the proposal in the Proxy Statement.

Q      WILL MY VOTE MAKE
       A DIFFERENCE?
A      Yes. Your vote is needed to
ensure that the proposal can be acted upon. Your immediate response will help save on the costs of any further solicitations for a shareholder vote. We encourage you to participate in the governance of your Fund.
Q      HOW DOES THE BOARD OF
       TRUSTEES OF MY FUND SUGGEST THAT I VOTE?
A      After careful consideration,
the Board of Trustees of your Fund recommends that you vote "FOR" the plan of liquidation and dissolution.

Q      HOW CAN I VOTE?
A      You can vote in one of
four ways:

        - Internet
        - Telephone
        - Mail
        - In person at the meeting

  Instructions for casting your vote via the internet or telephone are found in the enclosed proxy voting material. The required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the internet or telephone, there is no need to mail the card.

  Whichever method you choose, please take the time to read the entire proxy statement before you vote.
Q      WHOM DO I CONTACT FOR
       MORE INFORMATION?
A      You can contact your
financial adviser for more information. You may also call Van Kampen's Client Relations Department at 1-800-231-2808 (Telecommunications Device for the Deaf users may call 1-800-421-2833) or visit our website at www.vankampen.com where you can send us an e-mail message by selecting "Contact Us."

                              ABOUT THE PROXY CARD
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Please vote on this proposal using blue or black ink to mark an X in one of the boxes provided on the proxy card.

APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND PURSUANT TO A PLAN OF LIQUIDATION AND DISSOLUTION -- mark "For," "Against" or "Abstain".

Please sign, date and return the proxy card in the enclosed postage-paid envelope. All registered owners of an account, as shown in the address, must sign the card. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please indicate your full title.


[ ]  PLEASE MARK
 X   VOTES AS IN
     THIS EXAMPLE

                         VAN KAMPEN TAX FREE MONEY FUND
                        SPECIAL MEETING OF SHAREHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                          FOR  AGAINST   ABSTAIN
1.   To approve the       [ ]    [ ]       [ ]
     liquidation and
     dissolution of the
     Fund pursuant to a
     Plan of Liquidation
     and Dissolution.
2.   To transact such other business as may
     properly come before the Meeting.

Please be sure to sign and date this Proxy.

Shareholder sign here       Co-owner sign here             Date

 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                   SAMPLE

                              VAN KAMPEN TAX FREE
                                   MONEY FUND

                                1 PARKVIEW PLAZA
                     OAKBROOK TERRACE, ILLINOIS 60181-5555
                            TELEPHONE (800) 231-2808

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 23, 2004

  Notice is hereby given to the holders of shares of beneficial interest, par value $0.01 per share (collectively, the "Shares"), of the Van Kampen Tax Free Money Fund (the "Fund"), that a Special Meeting of the Shareholders of the Fund (the "Meeting") will be held at the offices of the Fund, 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on June 23, 2004, at 2:00 p.m., for the following purposes:

1. To approve the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.

2.  To transact such other business as may properly come before the Meeting.

  Holders of record of Shares of the Fund at the close of business on April 12, 2004 are entitled to notice of the Meeting and to vote at the Meeting and any adjournment thereof.

                                    A. THOMAS SMITH III
                                    Vice President and Secretary


April 28, 2004

  THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND THE MOST RECENT SEMIANNUAL REPORT SUCCEEDING THE ANNUAL REPORT TO A SHAREHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE FUND BY CALLING 1-800-231-2808 OR BY WRITING TO THE FUND AT 1 PARKVIEW PLAZA, P.O. BOX 5555, OAKBROOK TERRACE, ILLINOIS 60181-5555. COPIES OF THE FUND'S ANNUAL AND SEMIANNUAL REPORTS CAN ALSO BE DOWNLOADED FROM WWW.VANKAMPEN.COM.

  SHAREHOLDERS OF THE FUND ARE INVITED TO ATTEND THE MEETING AND TO VOTE IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

  (i) Internet -- Instructions for casting your vote via the internet can be found in the enclosed proxy voting materials. The required control number is printed on your enclosed proxy card. If this feature is used, there is no need to mail the proxy card.

  (ii) Telephone -- Instructions for casting your vote via telephone can be found in the enclosed proxy voting materials. The toll-free number and required control number are printed on your enclosed proxy card. If this feature is used, there is no need to mail the proxy card.

  (iii) By mail -- If you vote by mail, please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States.

  IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU VOTE PROMPTLY.

  The Board of Trustees of the Fund recommends that you cast your vote FOR approval of the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.

                            YOUR VOTE IS IMPORTANT.
                        PLEASE VOTE YOUR SHARES PROMPTLY
                       NO MATTER HOW MANY SHARES YOU OWN.

                              VAN KAMPEN TAX FREE
                                   MONEY FUND

                                1 PARKVIEW PLAZA
                     OAKBROOK TERRACE, ILLINOIS 60181-5555
                            TELEPHONE (800) 231-2808

                            PROXY STATEMENT FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 23, 2004


  This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of Van Kampen Tax Free Money Fund (the "Fund") of proxies to be voted at a Special Meeting of Shareholders of the Fund, and all adjournments thereof (the "Meeting"), to be held at the offices of the Fund, 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on June 23, 2004, at 2:00 p.m. The approximate mailing date of this Proxy Statement and accompanying form of proxy is April 28, 2004.


  Participating in the Meeting are the holders of record of shares of beneficial interest, par value $0.01 per share, of the Fund (collectively, the "Shares"), as of the close of business on April 12, 2004 (the "Record Date"). Shareholders of the Fund on the Record Date are entitled to one vote per Share with respect to any proposal submitted to the shareholders of the Fund, with no Share having cumulative voting rights.

  THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND THE MOST RECENT SEMIANNUAL REPORT SUCCEEDING THE ANNUAL REPORT TO A SHAREHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE FUND BY CALLING 1-800-231-2808 OR BY WRITING TO THE FUND AT 1 PARKVIEW PLAZA, P.O. BOX 5555, OAKBROOK TERRACE, ILLINOIS 60181-5555. COPIES OF THE FUND'S ANNUAL AND SEMIANNUAL REPORTS CAN ALSO BE DOWNLOADED FROM WWW.VANKAMPEN.COM.

                                    SUMMARY

THE PROPOSAL                The purpose of the Meeting is to seek shareholder
                            approval of a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution (the "Proposal").

SHAREHOLDER VOTE
REQUIREMENT                 The voting requirement to approve the Proposal is
                            the "vote of the majority of the outstanding voting securities" of the Fund, which is defined by the Investment Company Act of 1940, as amended, as the lesser of (i) 67% or more of the voting securities of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy at the Meeting or (ii) more than 50% of the outstanding voting securities of the Fund. All Shares of the Fund will vote together as a single class on the Proposal.

HOW TO CAST YOUR VOTE       Shareholders may vote in any one of four ways:
                            (i) via the internet, (ii) by telephone, (iii) by mail, by returning the enclosed ballot, or (iv) in person at the Meeting.


CONSEQUENCES TO
SHAREHOLDERS                If the Proposal is approved, the Fund's assets will
                            be liquidated and the proceeds will be distributed to Fund shareholders. Shareholders will receive such distributions in cash. Liquidating distributions will not be subject to any sales charges.



FEDERAL INCOME TAX
CONSEQUENCES TO
SHAREHOLDERS                The receipt of a liquidating distribution in cash is
                            a taxable event to shareholders and will result in a taxable gain or loss to shareholders. You are urged to consult your own tax adviser.


BOARD RECOMMENDATION        The Board of Trustees recommends that you vote
                            FOR the Proposal to liquidate and dissolve the Fund.

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PROPOSAL: LIQUIDATING AND DISSOLVING THE FUND PURSUANT TO A PLAN OF LIQUIDATION
          AND DISSOLUTION
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INTRODUCTION


  At a meeting held on March 3, 2004, the Board of Trustees of the Fund considered and unanimously approved the recommendation of the Fund's investment adviser, Van Kampen Asset Management (the "Adviser"), that the Fund be liquidated and dissolved. The Board of Trustees also directed the Adviser to prepare a Plan of Liquidation and Dissolution of the Fund (the "Liquidation Plan") to be submitted for shareholder approval. A copy of the form of Liquidation Plan is attached hereto as Annex A. If Fund shareholders approve the Liquidation Plan, the Adviser will sell the Fund's portfolio securities and other assets, pay creditors or establish reserves for such payments and distribute the net proceeds of such sales as described below. Shareholders will receive such distributions in cash. If Fund shareholders do not approve the Liquidation Plan, the Fund will continue to operate as is and the Fund's Board of Trustees may consider other available options.


BACKGROUND


  The Fund's investment objective is to seek to provide its investors with a high level of current income exempt from federal income taxes consistent with the preservation of capital and liquidity through investments in a diversified portfolio of municipal securities that will mature within twelve months of the date of purchase. The Adviser seeks to achieve the Fund's investment objective by investing primarily in a portfolio of high-quality municipal securities. The Fund commenced investment operations in November 1986. As of the Record Date, the Fund had net assets of approximately $31.2 million.


REASONS FOR THE LIQUIDATION AND DISSOLUTION

  The Adviser has recommended that the Fund be liquidated and dissolved. The reasons for the recommendation include, among others, the Fund's inability to achieve an efficient operating level of net assets and the Fund's limited prospects for future growth because of past performance and/or weak market demand for this type of fund. The Adviser believes that it would be in the best interests of the Fund's shareholders to approve the liquidation and dissolution of the Fund.

  At its March 3, 2004 meeting, after analyzing factors presented by management and considering other alternatives to liquidating the Fund, the Fund's Board of Trustees, including all of the Trustees who are not "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), unanimously adopted resolutions declaring that the proposed liquidation and dissolution was in the best interests of the Fund and its shareholders, approving the

Liquidation Plan proposed by the Adviser and directing the Adviser to prepare formally such Liquidation Plan and to submit it for shareholder approval.

DESCRIPTION OF THE LIQUIDATION PLAN AND RELATED TRANSACTIONS

  Upon approval of the Liquidation Plan by the Fund's shareholders, the Fund will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash at such prices and on such terms and conditions as the Adviser determines to be reasonable and in the best interests of the Fund and its shareholders. The Adviser anticipates that the aggregate of such prices, net of the Fund's liabilities, will approximate the Fund's then current net asset value, subject to market changes during the period in which portfolio securities are sold. The Fund then will apply its assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, and distribute in one or more payments the remaining assets among the shareholders of the Fund, with each shareholder as of the date of approval receiving his or her proportionate share of each liquidating distribution on the respective distribution dates. As soon as is practical, the Fund will be dissolved and will cease to exist, and no shareholder will have any interest whatsoever in the Fund.

  Shareholders on the date of the Liquidation Plan's approval by the Fund's shareholders are entitled to the liquidating distributions, and such shareholders will no longer be able to redeem shares of the Fund. Shareholders may continue to redeem or exchange shares of the Fund up to the business day before the Liquidation Plan is approved by shareholders, consistent with the Fund's current prospectus. In the event that a large number of shareholders redeem or exchange their shares prior to the Fund's liquidation and dissolution, the Fund's yield and liquidating distributions to remaining shareholders would be adversely affected, as fixed costs of the Fund would be spread over a smaller asset base.


  Each shareholder will receive his or her proportionate share of such liquidating distribution(s) in cash. Liquidating distributions will not be subject to any sales charges. The receipt of a liquidating distribution in cash is a taxable sale event to shareholders and will result in a taxable gain or loss to shareholders. Shareholders whose shares are held in the name of their broker or other financial institution will receive their distributions through the shareholders' nominee firms.


  The Adviser will seek to make liquidating distributions to shareholders promptly after the Liquidation Plan is approved by shareholders. The exact date of the liquidating distributions will depend on the time required to liquidate the Fund's assets. The Fund may, if deemed appropriate, withhold sufficient assets to deal with any disputed claims or other contingent liabilities which may then exist against the Fund. Any amount that is withheld relating to any such claim will be deducted pro rata from the net assets distributable to shareholders and held until the claim is settled or otherwise determined. The Adviser does not anticipate, however, that it will be necessary to withhold any assets to deal with disputed claims or other contingent liabilities. In the event that claims are not adequately provided for or are brought after dissolution by previously unknown creditors or claimants, the Fund's Trustees and officers could be held personally liable. In addition, claims possibly could be pursued against shareholders to the extent of distributions received by them in liquidation.

  The Fund does not currently intend to create a separate trust to administer liquidating distributions; however, in the event the Fund is unable to distribute all of its assets pursuant to the Liquidation Plan because of its inability to locate shareholders to whom liquidation distributions are payable or otherwise, the Fund may create a liquidating trust with a financial institution and deposit any remaining assets of the Fund in such trust for the benefit of shareholders. The expenses of any such trust will be charged against the liquidating distributions held therein.


  As soon as practicable after the distribution of all of the Fund's assets in complete liquidation, the officers of the Fund will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments. The Fund will then seek to deregister under the 1940 Act and dissolve under applicable state law.



  In preparation for the orderly liquidation and dissolution of the Fund, the Fund may, but currently has no intention to, discontinue its regular monthly distribution pending the vote on the Liquidation Plan in order to save the administrative costs which would be associated with payment of such distribution. If the Meeting is adjourned, additional monthly distributions may also be suspended. Any amount that would otherwise have been paid as a monthly distribution will be declared as a distribution when the liquidation proceeds are paid to shareholders and paid with the rest of the proceeds of liquidation.


FEDERAL INCOME TAX CONSEQUENCES

  Payment by the Fund of liquidating distributions to shareholders will be a taxable event. Because the income tax consequences for a particular shareholder may vary depending on individual circumstances, each shareholder is urged to consult his or her own tax adviser concerning the federal, state and local tax consequences of receipt of a liquidating distribution.

  The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will not be required to pay federal income taxes on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) it distributes to shareholders.

  The payment of liquidating distributions will be a taxable event to shareholders. Each shareholder will be treated as having sold his or her Fund shares for an amount equal to the liquidating distribution(s) he or she receives (i.e., the sum of the amount of cash received and such shareholder's share of the fair market value of the assets held in a liquidating trust, if any). Each shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder's adjusted basis in the Fund shares and (b) such liquidating distribution(s). The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands, and generally will be long-term if the Fund shares were held for more than one year at the time of the liquidating distribution. Long-term capital gains are currently taxed to individual shareholders at a maximum 15% U.S. federal income tax rate through 2008. All income, gain, loss, deduction and expense of a liquidating trust (if any) will be attributed to, and reported by, the former Fund shareholders in accordance with their proportionate interests in any such liquidating trust.


  The Fund generally will be required to withhold tax at the rate of 28% with respect to any liquidating distribution(s) to individuals and certain other non-corporate shareholders who have not previously certified to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that they are not subject to backup withholding.

  The foregoing summary is generally limited to the material federal income tax consequences to shareholders who are United States persons as determined for U.S. federal income tax purposes. This summary does not address all of the tax consequences that may be relevant to a particular shareholder or to shareholders subject to special treatment under U.S. federal income tax law. Furthermore, this summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidating distribution(s), as well as any tax consequences under any applicable state, local or foreign tax law.

SHAREHOLDER APPROVAL

  To become effective, the Liquidation Plan must be approved by the "vote of a majority of the outstanding voting securities" of the Fund, which is defined under the 1940 Act as the lesser of: (i) 67% or more of the voting securities of the Fund present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy at the Meeting, or (ii) more than 50% of the outstanding voting securities of the Fund. The Board of Trustees of the Fund has unanimously approved the proposed Liquidation Plan and has determined that such liquidation is in the best interests of the shareholders of the Fund. THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS A VOTE "FOR" APPROVAL OF THE LIQUIDATION PLAN.

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VOTING AND MEETING REQUIREMENTS
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  Shareholders may vote in any one of four ways: (i) via the internet, (ii) by telephone, (iii) by mail, by returning the enclosed ballot, or (iv) in person at the Meeting. Instructions for internet and telephone voting are included with the enclosed proxy voting material. The required control number for internet and telephone voting is printed on the enclosed proxy card. The control number is used to match proxies with shareholders' respective accounts and to ensure that, if multiple proxies are executed, shares are voted in accordance with the proxy bearing the latest date. Shareholders who execute proxies by methods (i), (ii) or (iii) may revoke them at any time prior to the Meeting by filing with the Fund a written notice of revocation, by executing another proxy bearing a later date or by attending the Meeting and voting in person. The Fund employs procedures for internet and telephone voting, such as requiring the control number from the proxy card in order to vote by either of these methods, which it considers to be reasonable to confirm that the instructions received are genuine. If reasonable procedures are employed, the Fund will not be liable for following internet or telephone instructions which it believes to be genuine.


  All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Proxies received prior to the Meeting on which no vote is indicated will be voted "For" the Proposal. Abstentions do not constitute votes "For" and will have the same effect as votes "Against" the Proposal. Broker non-votes (i.e., where a nominee, such as a broker, holding shares for beneficial owners responds but does not vote on a proposal because the nominee lacks beneficial owner direction or does not exercise discretionary authority) do not constitute votes "For" or "Against" the Proposal and are disregarded in determining the votes cast when the voting requirement for the Proposal is based on achieving a percentage of the voting securities present in person or by proxy and entitled to vote at the Meeting. Broker non-votes do not constitute votes "For" and will have the same effect as votes "Against" when the voting requirement for the Proposal is based on achieving a percentage of the outstanding voting securities. A majority of the outstanding Shares entitled to vote must be present in person or by proxy to have a quorum to conduct business at the Meeting. Abstentions and broker non-votes will be deemed present for quorum purposes.



  The Fund knows of no business other than the Proposal described in this Proxy Statement which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy to vote proxies in accordance with their best judgment. In the event that sufficient votes to approve the Proposal are not received at the Meeting, proxies (including abstentions and broker non-votes) will be voted in favor of one or more adjournments of the Meeting to permit further solicitation of proxies on the

Proposal, provided that the Board of Trustees determines that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.

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SHAREHOLDER INFORMATION
------------------------------------------------------------------------------


  As of the Record Date, there were 31,156,472 Shares of the Fund issued and outstanding. The persons who, to the knowledge of the Fund, owned beneficially more than 5% of a class of the Fund's outstanding Shares as of the Record Date are set forth below:



                                                               PERCENTAGE
NAME AND ADDRESS OF HOLDER                                     OWNERSHIP
--------------------------                                     ----------
HSBC Brokerage USA Inc.                                           8.02%
HSBC Bank USA Loan A/C
  452 5th Ave.
  New York, NY 10018-2706
Jerome L. Robinson                                                5.71%
  200 Old Palisade Rd.
  Fort Lee, NJ 07024-7000
PFPC Brokerage Services                                           5.07%
FBO Primerica Financial Services
  760 Moore Rd.
  King of Prussia, PA 19406-1212


  As of the Record Date, the Trustees and officers of the Fund as a group owned less than 1% of the Fund's outstanding Shares.
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EXPENSES
------------------------------------------------------------------------------

  The expenses of the liquidation and dissolution will be borne by the Fund in the event the Liquidation Plan is approved and completed. In the event the Liquidation Plan is not approved and completed, the Adviser will bear the costs associated with the Liquidation Plan. The Board of Trustees has reviewed and approved the foregoing arrangements with respect to expenses and other charges relating to the Liquidation Plan.

  Expenses incurred in connection with the Liquidation Plan include, but are not limited to: all costs related to the preparation and distribution of materials distributed to the Board of Trustees; all expenses incurred in connection with the preparation of the Liquidation Plan and this Proxy Statement; federal and state filing fees and legal and audit fees; and the costs of printing and distributing this

Proxy Statement. Neither the Fund nor the Adviser will pay any expenses of shareholders arising out of or in connection with the Liquidation Plan.


  Solicitation of proxies is being made primarily by the mailing of this Notice and Proxy Statement. In addition to the solicitation of proxies by mail, employees of the Adviser and its affiliates as well as dealers or their representatives may, without additional compensation, solicit proxies in person or by mail, telephone, telegraph, facsimile or oral communication. The Fund has retained ALAMO Direct Mail Services, Inc. ("ALAMO") to make telephone calls to shareholders to remind them to vote. In addition, ALAMO and D.F. King & Co., Inc. ("D.F. King"), each a professional proxy solicitation firm, may also be retained to assist with any necessary solicitation of proxies. In the event of a solicitation by ALAMO and/or D.F. King, the solicitor would be paid a project management fee not to exceed $3,000 as well as fees charged on a per call basis and certain other expenses. The Fund estimates that any such solicitation would cost approximately $16,000. Proxy solicitation expenses are an expense which will be borne by the Fund if the Liquidation Plan is approved and completed.

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SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

  The Fund does not hold regular annual meetings of shareholders. Any shareholder who wishes to submit a proposal for consideration at a meeting of the Fund should send such proposal to the Fund at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555. To be considered for presentation at a shareholder meeting, rules promulgated by the Securities and Exchange Commission require that, among other things, a shareholder's proposal must be received at the offices of the Fund a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.
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GENERAL
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  Van Kampen Asset Management is the Fund's investment adviser. The Fund's distributor is Van Kampen Funds Inc. (the "Distributor"), and the Fund's transfer agent is Van Kampen Investor Services Inc. (the "Transfer Agent"). The Adviser, the Distributor and the Transfer Agent are wholly owned subsidiaries of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is an indirect wholly-owned subsidiary of Morgan Stanley. The principal business address of Van Kampen Investments, the Adviser, the Distributor and Morgan Stanley is 1221 Avenue of the Americas, New York, New York 10020. The principal business address of the Transfer Agent is Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947.

  Management of the Fund does not intend to present and does not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

  A list of shareholders of the Fund entitled to be present and vote at the Meeting will be available at the offices of the Fund, 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, for inspection by any shareholder during regular business hours for ten days prior to the date of the Meeting.

  Failure of a quorum to be present at the Meeting may necessitate adjournment and may subject the Fund to additional expense.

  IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          A. THOMAS SMITH III
                                          Vice President and Secretary

April 28, 2004

                                    ANNEX A
                                    FORM OF
                      PLAN OF LIQUIDATION AND DISSOLUTION
                                       OF
                         VAN KAMPEN TAX FREE MONEY FUND

  This PLAN OF LIQUIDATION AND DISSOLUTION (the "Plan") of VAN KAMPEN TAX FREE MONEY FUND (the "Fund"), a Delaware business trust, and the actions contemplated by it have been approved by the Board of Trustees of the Fund (the "Board" or the "Trustees") as being advisable and in the best interests of the Fund and the Fund's shareholders.

  WHEREAS, Section 9.2 and Section 6.1(h) of the Agreement and Declaration of Trust of the Fund grants the Board the authority to liquidate and dissolve the Fund, subject to the affirmative vote of "a majority of the outstanding voting securities" of the Fund as defined by the Investment Company Act of 1940, as amended (the "1940 Act"); and

  WHEREAS, the Board has directed submitting the proposal to liquidate and dissolve the Fund to the shareholders of the Fund at a meeting of shareholders and has authorized distribution of a proxy statement in connection with the solicitation of proxies for such purpose; and

  WHEREAS, for good and sufficient business reasons, the Trustees of the Fund desire to liquidate the Fund and distribute the Fund's assets to the shareholders of the Fund.

  NOW, THEREFORE, the Board hereby adopts this Plan for the purpose of liquidating the Fund in accordance with the following:

  1. ADOPTION OF THE PLAN. This Plan shall be submitted to the shareholders of the Fund and is subject to the affirmative vote of "a majority of the outstanding voting securities" of the Fund as defined by the 1940 Act. Such approval of the Plan shall constitute approval by the shareholders of the sale of substantially all of the assets of the Fund and approval of other actions as contemplated by the Plan. The effective date of the Plan shall be the date on which it is approved by shareholders (the "Effective Date"), and the period between the Effective Date of the Plan and continuing until one year after the Effective Date is referred to herein as the "Liquidation Period".

  2. DISPOSITION OF ASSETS. Prior to and after the Effective Date of the Plan, the Fund's investment adviser shall use all commercially reasonable efforts to sell all of the Fund's portfolio assets for cash and shall hold or reinvest the proceeds thereof in cash and such short-term securities as the Fund may lawfully hold or invest in. To the extent the Fund cannot dispose of any such asset or assets prior to expiration of the Liquidation Period, the Fund shall contribute such asset or assets to the Liquidating Trust referred to in Section 7 below.

  3. DISPOSITION OF CLAIMS. Prior to and after the Effective Date of the Plan, the Fund's investment adviser shall use all commercially reasonable efforts to assert, prosecute, reduce to judgment, settle and collect all claims of the Fund (the "Claims"). To the extent the Fund cannot resolve any Claim prior to expiration of the Liquidation Period, then not later than the last day of such period the Fund shall contribute all such unresolved Claims to the Liquidating Trust along with such amounts of cash and other assets as the Fund shall determine might reasonably be required to resolve such unresolved claims.

  4. TRANSACTIONS. Within the Liquidation Period, the Fund shall have the authority to engage in such other transactions as may be appropriate to its complete liquidation and dissolution, including without limitation, the authority to mortgage, pledge, sell, lease, exchange or otherwise dispose of all or any part of its other assets for cash and/or shares, bonds, or other securities or property upon such terms and conditions as the Fund shall determine, with no further approvals by the shareholders except as required by law.

  5. PROVISIONS FOR LIABILITIES. Within the Liquidation Period, the Fund shall pay or discharge or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent or unascertained liabilities and obligations determined or otherwise reasonably estimated to be due either by the Fund or a court of competent jurisdiction (the "Liabilities"). The foregoing may be accomplished by use of one or more trusts (including a liquidating trust), escrows, reserve funds, plans or other arrangements as determined by the Fund or required by law (collectively, the "Reserve Funds"), and the shareholders by adoption of this Plan do constitute and appoint any agent or trustee under the arrangements provided by the Fund pursuant to this Section 5 as the agent or trustee for the limited purposes provided in the agreement in which such purposes are set forth.

  6. DISTRIBUTIONS TO SHAREHOLDERS. Promptly after the Effective Date and from time to time thereafter, the Fund, when and as declared by the Board, shall distribute to shareholders of record as of the Effective Date, cash or other assets (other than cash or other assets held in the Reserve Funds) and all other properties held by it, by way of pro rata liquidating distributions to such shareholders of the Fund. Cash and other assets held in the Reserve Funds (including any income earned thereon) or the Liquidating Trust in excess of the amounts required for the payment or discharge of the Fund's liabilities and obligations shall be distributed to the shareholders at the time and under the conditions set forth in the instruments establishing the Reserve Funds and the Liquidating Trust.

  7. LIQUIDATING TRUST. If necessary, the Fund, as promptly as practicable, but in any event within the Liquidation Period, shall (i) create with one or more trustees ("Liquidation Trustees") selected by the Board, a liquidating trust (the "Liquidating

Trust") pursuant to a liquidating trust agreement (the "Liquidating Trust Agreement"), (ii) grant, assign and convey to the Trustees of the Liquidating Trust all rights of ownership of the Reserve Funds and any other assets not yet distributed to shareholders, subject to all of the Liabilities and (iii) distribute interests in the Liquidating Trust to its shareholders (the transactions contemplated by this Section 7, together with any initial distributions to shareholders, shall be referred as the "Liquidation").

        (a) No distributions of any of the assets held by the Liquidation Trustees of the Liquidating Trust shall be made by the Liquidation Trustees other than as provided by the express terms and provisions of the Liquidating Trust Agreement, and no assets held by the Liquidation Trustees shall ever revert or be distributed to the Fund or to any shareholder, as such, other than a former shareholder entitled thereto as provided in the Liquidating Trust Agreement. Assets held in the Liquidating Trust shall be distributed to the beneficiaries of the Liquidating Trust at the time and under the conditions set forth in the express terms and provisions of the Liquidating Trust Agreement.

        (b) It is intended that the Liquidating Trust will constitute a liquidating trust that is owned by the Fund's former shareholders for federal income tax purposes. Accordingly, for federal income tax purposes, it is intended that the assignment of the assets to the Liquidation Trustees of the Liquidating Trust shall, subject to the terms and provisions of the Liquidating Trust Agreement, constitute a final liquidating distribution by the Fund to its shareholders of their pro rata interests in such assets, followed by such shareholders' contribution of their pro rata interests in such assets to the Liquidating Trust.

  8. RECORD OF DISSOLUTION. Immediately after the distribution of the Fund's assets and the payment of the Fund's debts, the Fund shall terminate and the Certificate of Designation pursuant to which the Fund was established shall be rescinded and of no further force or effect. As soon as practicable after the Effective Date of the liquidation and after the payment of all of the Fund's debts, the Secretary of the Fund shall lodge among the records of the Fund this Plan evidencing the fact of such liquidation and the termination of the Fund.

  9. AMENDMENT OR ABANDONMENT OF PLAN. The Fund may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification appears necessary and in the judgment of the Fund will materially and adversely affect the interests of the shareholders or delay the time at which distributions of the Fund's net assets will be made, such an amendment or modification will be submitted to the shareholders for approval. In addition, the Fund may abandon this Plan at any time prior to the filing of the Plan among the records of the Fund if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders and if shareholders approve such abandonment in the same manner as they approved the adoption of this Plan.

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